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                                                                    EXHIBIT 99.1

                             COLDWATER CREEK INC.
                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                     -------------------------------------
                   (Amended and Restated as of May 12, 2001)

                                  ARTICLE ONE
                                  -----------

                                    GENERAL
                                    -------

     I.   PURPOSE OF THE PLAN

          This 1996 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Coldwater Creek Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

     II.  DEFINITIONS

          A. For purposes of the Plan, the following definitions shall be in effect:

          Board:  the Corporation's Board of Directors.

          Change in Control: a change in ownership or control of the Corporation effected through either of the following transactions:

                    (i) the acquisition directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                    (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          Code:  the Internal Revenue Code of 1986, as amended.

          Common Stock:  shares of the Corporation's common stock.

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          Corporate Transaction:  either of the following stockholder-approved transactions to which the Corporation is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          Disability: the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. However, for purposes of the Automatic Option Grant Program, Disability shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Employee: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          Exercise Date: the date on which the Corporation shall have received written notice of the option exercise.

          Fair Market Value: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

               - If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

               - If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common

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     Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               - If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

               - For any option granted on the Automatic Option Grant Program Effective Date, the Fair Market Value per share of Common Stock shall be deemed equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

          Incentive Option: a stock option which satisfies the requirements of Code Section 422.

          Involuntary Termination: the termination of any individual's Service which occurs by reason of:

                    (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          Misconduct: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any parent or subsidiary).

          1933 Act:  the Securities Act of 1933, as amended from time to time.

          1934 Act: the Securities Exchange Act of 1934, as amended from time to time.

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          Non-Statutory Option:  a stock option not intended to meet the requirements of Code Section 422.

          Optionee: a person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

          Participant: a person who is issued Common Stock under the Stock Issuance Program.

          Plan Administrator: either the Board, the Primary Committee or a Secondary Committee, to the extent such entity is at the time responsible for the administration of the Plan in accordance with Section IV of Article One.

          Plan Effective Date:  March 4, 1996.

          Primary Committee: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to
Section 16 Insiders.

          Secondary Committee: a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

          Service: the performance of services on a periodic basis for the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

          10% Stockholder: the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation.

          B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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     III. STRUCTURE OF THE PLAN

          A.   Stock Programs.  The Plan shall be divided into three (3)
               --------------
separate components: the Discretionary Option Grant Program specified in Article Two, the Stock Issuance Program specified in Article Three and the Automatic Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than one hundred percent (100%) of the Fair Market Value of the shares at the time of issuance or as a bonus for services rendered the Corporation. Under the Automatic Option Grant Program, each individual serving as a non-employee Board member on the Automatic Option Grant Program Effective Date and each individual who first joins the Board as a non-employee director at any time after such Effective Date shall at periodic intervals receive option grants to purchase shares of Common Stock in accordance with the provisions of the Automatic Option Grant Program of Article Four, with the first such grants to be made on the Automatic Option Grant Program Effective Date.

          B.   General Provisions.  Unless the context clearly indicates
               ------------------
otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

     IV.  ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with
respect to Section 16 Insiders.   Administration of the Discretionary Option
Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

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          D.   Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Four, and the Plan Administrator shall exercise no discretionary functions with respect to the grant of options pursuant to that program, but may amend such options in accordance with the provisions of Article Four.

     V.   OPTION GRANTS AND STOCK ISSUANCES

          A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Three shall be limited to the following:

                    (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                    (ii)  non-employee members of the Board; and

                    (iii) those consultants or other independent advisors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          B. A Board member shall not vote as a member of the Board or a member of a committee concerning any award, or amendment of any award, to such Board member pursuant to the Discretionary Option Grant Program or the Stock Issuance Program, other than an award or amendment that applies uniformly to all non-employee Board members and shall absent himself or herself from the discussion of any such award.

          C.   The Plan Administrator shall have full authority to determine,
(i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the time or times when such options are to be granted, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding, and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares and the consideration for which such shares are to be issued.

     VI.  STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,861,847 shares. Such authorized share reserve consists of (i) the 1,111,847 shares initially reserved under the Plan, (ii) an additional 350,000 shares added

                                       6

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to the Plan as authorized by the Board in February 1998 and subsequently approved by the stockholders, (iii) an additional 100,000 shares added to the Plan as authorized by the Board in May 2000 and subsequently approved by the stockholders plus (iv) an increase of 300,000 shares authorized by the Board in May 2001 subject to stockholder approval at the 2001 Annual Stockholders Meeting.

          B. In no event shall the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and direct stock issuances exceed 250,793 shares per calendar year.

          C. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more
subsequent option grants or direct stock issuances under the Plan.   Should the
exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a direct share issuance made under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

          D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and direct stock issuances in the aggregate per calendar year,
(iii) the number and/or class of securities for which automatic option grants are to be subsequently made per eligible non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO
                                  -----------

                      DISCRETIONARY OPTION GRANT PROGRAM
                      ----------------------------------

     I.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply
                    --------
with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                    (i) The exercise price per share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                    (ii) The exercise price per share of Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five, be payable as follows:

                    (i)   in cash or check made payable to the Corporation;

                    (ii) in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions
     (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by

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

     reason of such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               3. Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Term and Exercise of Options.  Each option granted under this
               ----------------------------
Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

          During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          C.   Termination of Service.
               ----------------------

               1. Except to the extent otherwise provided pursuant to subsection C.2 below, the following provisions shall govern the exercise period applicable to any options held by the Optionee at the time of cessation of Service or death:

                    (i) Should the Optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such Optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                    (ii) Should such Service terminate by reason of Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                    (iii) Should the Optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's death. During such limited period, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to

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

     whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                    (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                    (v) Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

                    (vi) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the Optionee is not otherwise at that time vested.

                    (vii) In the event of an Involuntary Termination following a Corporate Transaction or a Change in Control, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this Section.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding,

               - to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subsection C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable
                  --------
     after the specified expiration date of the option term; and/or

               - to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under this paragraph C., not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments in which the Optionee would otherwise have vested had such cessation of Service not occurred.

          D.   Stockholder Rights.  An Optionee shall have no stockholder rights
               ------------------
with respect to any shares covered by the option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

          E.   Unvested Shares.  The Plan Administrator shall have the
               ---------------
discretion to authorize the issuance of unvested shares of Common Stock under this Discretionary Option Grant Program. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share any or all of those unvested shares. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the agreement evidencing such repurchase right.

     II.  INCENTIVE OPTIONS

          Incentive Options may only be granted to individuals who are Employees, and the terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Except as modified by the provisions of this Section II, all provisions of Articles One, Two and Five shall be applicable to Incentive Options. Any Options specifically designated as Non-Statutory shall not be subject to such terms and conditions.
                       ---

          A.   Dollar Limitation.  The aggregate Fair Market Value (determined
               -----------------
as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

          B.   10% Stockholder.  If any individual to whom an Incentive Option
               ---------------
is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred-ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain
--------
the same, (ii) the maximum number and/or class of securities available for issuance under the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year.

          E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii)
                        -------
the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation's outstanding repurchase rights so that those rights shall immediately terminate with respect to any unvested shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full upon such Involuntary Termination.

          F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the
                 -------
expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation's outstanding repurchase rights so that those rights shall immediately terminate with respect to any unvested shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than (i) one hundred percent (100%) of the Fair Market Value per share of Common Stock on the new grant date in the case of a grant of an Incentive Option, (ii) one hundred ten percent (110%) of such Fair Market Value in the case of a grant of an Incentive Option to a 10% Stockholder or (iii) eighty-five percent (85%) of such Fair Market Value in the case of all other grants.

                                 ARTICLE THREE
                                 -------------

                            STOCK ISSUANCE PROGRAM
                            ----------------------

     I.   TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares of Common Stock may be issued under the Stock Issuance Program directly without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A. The shares shall be issued for such valid consideration as the Plan Administrator may deem appropriate, but the value of such consideration as determined by the Plan Administrator shall not be less than one hundred percent (100%) of the Fair Market Value of the issued shares of Common Stock on the issuance date.

          B. The Plan Administrator shall have full power and authority to issue shares of Common Stock under the Stock Issuance Program as a bonus for past services rendered to the Corporation (or any parent or subsidiary). All such bonus shares shall be fully and immediately vested upon issuance.

          C. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation, or (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          D. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                    (ii) the number of installments in which the shares are to vest,

                    (iii) the interval or intervals (if any) which are to lapse between installments, and

                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          E. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          F. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          G. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

          H. The Plan Administrator shall have full power and authority, exercisable upon a Participant's termination of Service, to waive the surrender and cancellation of any or all unvested shares of Common Stock (or other assets attributable thereto) at the time held by that Participant, if the Plan Administrator determines such waiver to be an appropriate severance benefit for the Participant.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program in such manner that those repurchase rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve (12) months following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program in such manner that those repurchase rights shall automatically terminate, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within twelve
(12) months following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FOUR


                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.   ELIGIBILITY

          The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Four program shall be limited to those individuals who are serving as non-employee Board members or who are first elected or appointed as non-employee Board members, whether through appointment by the Board or election by the Corporation's stockholders.

     II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.   Grant Dates.  Option grants shall be made under this Article Four
               -----------
on the dates specified below:

               1.   Initial Grant.  Each individual who is first elected or
                    -------------
appointed as a non-employee Board member after the Automatic Option Grant Program Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 13,376 shares of Common Stock upon the terms and conditions of this Article Four. In no event, however, shall a non-employee Board member be eligible to receive such an initial option grant if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation).

               2.   Annual Grant.  On the date of each Annual Stockholders
                    ------------
Meeting, each individual who will continue to serve as a non-employee Board member shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 1,672 shares of Common Stock upon the terms and conditions of this Article Four, provided he or she has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. Non-employee Board members who have previously been in the employ of the Corporation (or any parent or subsidiary) shall be eligible to receive such annual option grants over their continued period of Board service.

          There shall be no limit on the number of shares for which any one non-employee Board member may be granted stock options under this Article Four over his or her period of Board service.

          B.   Exercise Price. The exercise price per share of Common Stock
               --------------
subject to each automatic option grant made under this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.   Payment.  The exercise price shall be payable in one of the
               -------
alternative forms specified below:

                    (i) full payment in cash or check drawn to the Corporation's order;

                    (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                    (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

                    (iv) to the extent the option is exercised for vested shares, full payment through a sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions to (I) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          Except to the extent the sale and remittance procedure specified above is used for the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice.

          D.   Option Term.  Each automatic grant under this Article Four shall
               -----------
have a maximum term of ten (10) years measured from the automatic grant date.

          E.   Exercisability/Vesting.  Each automatic grant shall be
               ----------------------
immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below:

               Initial Grant.  Each initial 13,376-share automatic grant shall
               -------------
vest, and the Corporation's repurchase right shall lapse, in a series of three
(3) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.

               Annual Grant.  Each additional 1,672-share automatic grant shall
               ------------
vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date.

          F.   Limited Transferability.  Each automatic option grant may, in
               -----------------------
connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          G.   Effect of Termination of Board Membership.  The following
               -----------------------------------------
provisions shall govern the exercise of any outstanding options held by the Optionee under this Article Four at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a two (2)-year period following the date of such cessation of Board service in which to exercise each such option. However, each option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to remain outstanding with respect to any option shares in which the Optionee is not otherwise vested on the date of such cessation of Board service.

                    (ii) During the two (2)-year period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable at the time of the Optionee's cessation of Board service. However, should the Optionee cease to serve as a Board member by reason of death or Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the two (2)-year exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares.

                    (iii) In no event shall the option remain exercisable after the expiration of the option term.

          H.   Stockholder Rights.  The holder of an automatic option grant
               ------------------
under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price and become the holder of record of the purchased shares.

          I.   Remaining Terms.  The remaining terms and conditions of each
               ---------------
automatic option grant shall be the same as the terms for option grants made under the Discretionary Option Grant Program.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Four shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or parent thereof.

          B. Each outstanding option under this Article Four which is assumed in connection with a Corporate Transaction outstanding shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction, and (ii) the exercise price payable per share, provided
                                                                      --------
the aggregate exercise price payable for such securities shall remain the same.

          C. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Four but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain so exercisable for all the option shares following the Change in Control, until the expiration or sooner termination of the option term.

          D. The automatic option grants outstanding under this Article Four shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                 ARTUCLE FIVE

                                 MISCELLANEOUS
                                 -------------

     I.   LOANS OR INSTALLMENT PAYMENTS

          A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate at the time such exercise price or purchase price becomes due and payable. Loans or installment payments may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

          B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     II.  AMENDMENT OF THE PLAN AND AWARDS

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     III. TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Rule 16b-3 of the Securities and Exchange Commission), provide any or all holders of Non-Statutory Options (other than the automatic grants made pursuant to Article Four of the Plan) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment withholding tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

               - The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               - The Plan Administrator may, in its discretion, provide the holder of the Non-Statutory Option or the unvested shares with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

     IV.  EFFECTIVE DATE AND TERM OF PLAN

          A. The Discretionary Option Grant and Stock Issuance Programs of the Plan became effective on March 4, 1996, upon the adoption of the Plan by the Corporation's Board of Directors. Such date is hereby designated the "Plan Effective Date." In addition, the Corporation's stockholders approved the Plan on the Plan Effective Date. The Automatic Option

Grant Program became effective on January 28, 1997, in connection with the initial public offering of the Corporation's Common Stock.

          B. The Plan was amended in February 1998 to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 350,000 shares. The Corporation's stockholders subsequently approved the February 1998 amendment at the 1998 annual meeting of stockholders.

          C. The Plan was amended by the Board on May 20, 2000 to increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 100,000 shares. The Corporation's stockholders subsequently approved the May 2000 amendment at the 2000 annual meeting of stockholders.

          D. The Plan was amended by the Board on May 12, 2001 (the "May 2001 Restatement") to increase the numbers of shares of Common Stock reserved for issuance under the Plan by an additional 300,000 shares. No option grants made on the basis of the 300,000 share increase authorized by the May 2001 Restatement shall become exercisable in whole or in part unless and until the May 2001 Restatement is approved by the stockholders at the 2000 annual meeting of stockholders. Should such stockholder approval not be obtained, then each option grant made pursuant to the 300,000 share increase authorized by the May 2001 Restatement shall terminate and cease to be outstanding, and no further option grants shall be made on the basis of that share increase. However, the provisions of the Plan as in effect immediately prior to that 300,000 share increase shall remain in effect, and option grants and direct stock issuances may continue to be made pursuant to those provisions of the Plan.

          E.   The Plan shall terminate upon the earlier of (i) March 3, 2006 or
                                                 -------
(ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested share issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuance.

     V.   REGULATORY APPROVALS

          The implementation of the Plan and the granting of any option or issuance of shares under the Plan shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

     VI.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

     VII.  NO EMPLOYMENT/SERVICE RIGHTS

           Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     VIII. MISCELLANEOUS PROVISIONS

           A. Except as otherwise expressly provided under the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

           B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

           C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.